Exhibit 10.2

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT
This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of June 29, 2016, is by and between Care.com, Inc., a Delaware corporation (the “Company”), and Google Capital 2016, L.P., a Delaware limited partnership (the “Purchaser”). The Purchaser and any other Person who may become a party hereto pursuant to Section 11(c) are referred to individually as a “Shareholder” and collectively as the “Shareholders”.
WHEREAS, the Company and the Purchaser are parties to the Investment Agreement, dated as of June 29, 2016, as the same may hereafter be amended from time to time (the “Investment Agreement”), providing for the issuance and sale by the Company to the Purchaser of certain shares of Convertible Preferred Stock (the “Purchased Preferred Stock”); and
WHEREAS, the Purchaser desires to have and the Company desires to grant certain registration and other rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Investment Agreement:
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company’s board of directors, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Agreement” shall have the meaning set forth in the preamble.
“Certificate of Designations” shall mean that certain Certificate of Designations of the Company, setting forth the rights, privileges, preferences and restrictions of the Convertible Preferred Stock, dated as of the date hereof.
“Common Stock” shall mean all shares currently or hereafter existing of Common Stock, par value $0.001 per share, of the Company.
“Convertible Preferred Stock” shall mean all shares currently or hereafter existing of Series A Preferred Stock.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Indemnified Party” shall have the meaning set forth in Section 8(c).
“Indemnifying Party” shall have the meaning set forth in Section 8(c).

BN\1502867.11

“Investment Agreement” shall have the meaning set forth in the recitals.
“Lock-up Period” shall have the meaning set forth in the Investment Agreement.
“Losses” shall have the meaning set forth in Section 8(a).
“Marketed Offering” shall mean a registered underwritten offering of Registrable Securities (including the Underwritten Take-Down) that is consummated, withdrawn or abandoned by the applicable Shareholders following formal participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company.
“Named Executive Officers” shall have the meaning set forth in Item 402 of Regulation S-K under the Securities Act.
“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.
“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
“Registrable Securities” shall mean, as of any date of determination, the shares of Common Stock issued or issuable upon the conversion of the Purchased Preferred Stock to the extent held, or issuable upon the conversion of Purchased Preferred Stock held, by a Shareholder, and any other securities issued or issuable with respect to any such shares by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (i) when they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) at such time that such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations thereunder, (iii) when they shall have ceased to be outstanding, or (iv) when they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.
“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Selling Shareholder Information” shall have the meaning set forth in Section 8(a).
“Selling Shareholder Questionnaire” shall have the meaning set forth in the Investment Agreement.
“Shareholders” shall have the meaning set forth in the preamble.
“Shelf Offering” means any sale, other than pursuant to the Underwritten Take-Down, by any Shareholder of all or part of its Registrable Securities included by it on a shelf registration statement that is effective pursuant to Section 3(a).
“then outstanding Registrable Securities” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock that are Registrable Securities issuable upon the conversion of the then outstanding Purchased Preferred Stock.
“Underwritten Demand Notice” shall have the meaning set forth in Section 4(a).
“Underwritten Take-Down” shall have the meaning set forth in Section 4(a).
“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.
Section 2.    Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Shareholder.
Section 3.    Registration.
(a)    Shelf Registration. Unless otherwise mutually agreed between the Company and the holders of a majority of the then outstanding Registrable Securities, prior to the expiration of the Lock-Up Period, the Company shall use commercially reasonable efforts to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all Registrable Securities on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act), if the Company is then eligible for such short-form, or any similar or successor short-form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration; provided that the Company has received the Selling Shareholder Information from the Shareholders registering such Registrable Securities. Except as otherwise agreed by all Shareholders with Registrable Securities, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement provided for under this Section 3(a) until all such securities cease to be Registrable Securities or such shorter period upon which all Shareholders with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the expiration of the Lock-Up Period or (B) after a Registration Statement has been declared effective by the SEC and after the expiration of the Lock-Up Period, such Registration Statement is not available to cover the resale of Registrable Securities registered under such Registration Statement, including by reason of a stop order or the Company’s failure to update such Registration Statement, other than as a result of any Allowed Delay (as defined below) (each a “Registration Default”), then, if such Registration Default has not been cured by the Company within 60 days following its occurrence (the “Registration Cure Deadline”), the Company will make pro rata payments to each Shareholder then holding Registrable Securities that were registered pursuant to such Registration Statement, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate purchase price paid by the Purchaser for the Registrable Securities then held by such Shareholder that were registered pursuant to such Registration Statement for each 30-day period or pro rata for any portion thereof following the Registration Cure Deadline (in each case, the “Registration Default Period”). Such payments shall constitute the Shareholders’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) business days following the last day of each month following the commencement of the Registration Default Period until the termination of the Registration Default Period (the “Registration Default Period Payment Date”). Such payments shall be made to each Shareholder in cash. Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Registration Default Period Payment Date until such amount is paid in full.
(b)    Piggyback Registration.
(i)    Subject to the terms and conditions of this Agreement and the Sixth Amended and Restated Investors’ Rights Agreement, dated as of August 3, 2012, by and among the Company and the other parties thereto, if at any time following the expiration of the Lock-Up Period, the Company files a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”), whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) pursuant to an Underwritten Demand Notice in accordance with Section 4), then the Company shall use commercially reasonable efforts to give written notice of such filing to each Shareholder then holding Registrable Securities at least five (5) business days before the anticipated filing date (or such later date as it becomes commercially reasonable to provide such notice) (the “Piggyback Notice”). The Piggyback Notice and the contents thereof shall be kept confidential by each such Shareholder and its affiliates and representatives, and each such Shareholder shall be responsible for breaches of confidentiality by its affiliates and representatives. The Piggyback Notice shall offer each such Shareholder the opportunity to include in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as it may reasonably request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from a Shareholder a written requests for inclusion therein within ten (10) business days following receipt of any Piggyback Notice by such Shareholder, provided that such request shall specify the maximum number of Registrable Securities intended to be disposed of by the Shareholder and the intended method of distribution. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, failure to provide a Piggyback Notice shall not prohibit the commencement of any sale of Other Securities in a public offering to which this Section 3(b) applies. The Shareholders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least five (5) business days prior to the effective date of the registration statement relating to such Piggyback Registration. No Piggyback Registration shall count as the single Underwritten Take-Down that the Shareholders are entitled to demand pursuant to Section 4.
(ii)    If any Other Securities are to be sold in an underwritten offering, (1) the Company or other Persons designated by the Company shall have the right to appoint the book-running, managing and other underwriter(s) for such offering in their discretion and (2) the Shareholders shall be permitted to include all Registrable Securities requested to be included in such registration in such underwritten offering on the same terms and conditions as such Other Securities proposed by the Company or any third party to be included in such offering; provided, however, that if such offering involves an underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons the Company intends to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that the managing underwriter(s) advise can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (x) to the extent such public offering is the result of a registration initiated by the Company, (i) first, all Other Securities being sold by the Company; (ii) second, all Other Securities of any holders thereof (other than the Company and the Shareholders) requesting inclusion in such registration, pro rata, based on the aggregate number of Other Securities beneficially owned by each such holder and (iii) all Registrable Securities requested to be included in such registration by the Shareholders pro rata, based on the aggregate number of Registrable Securities beneficially owned by each such holder, or (y) to the extent such public offering is the result of a registration by any Persons (other than the Company or the Shareholders) exercising a contractual right to demand registration, (i) first, all Other Securities owned by such Persons exercising the contractual right; (ii) second, all Other Securities being sold by the Company and (iii) third, all Registrable Securities requested to be included in such registration by the Shareholders plus all Other Securities of any holders thereof (other than the Company, the Shareholders and the Persons exercising the contractual right) requesting inclusion in such registration, pro rata, based on the aggregate number of Registrable Securities beneficially owned by each such holder.
Section 4.    Offerings.
(a)    Underwritten Offering.  Provided the Purchaser holds a majority of the then outstanding Registrable Securities, the Purchaser shall have a one-time right to provide the Company with written notice (the “Underwritten Demand Notice”) demanding that the Company participate in a single underwritten offering of the Registrable Securities that will allow for block trades of Registrable Securities (whether or not such underwritten offering is a Marketed Offering, the “Underwritten Take-Down”). In connection with the Underwritten Take-Down, subject to Section 4(c) hereof, the Company shall agree to cause its officers to use commercially reasonable efforts to facilitate the Underwritten Take-Down (including, if the offering is a Marketed Offering, participation in a “road show”) to the extent requested by the demanding holders; provided, however, that the Underwritten Demand Notice may only be made if the sale of the Registrable Securities requested to be sold by such Shareholder(s) in the underwritten offering is reasonably expected to result in aggregate gross cash proceeds in excess of $10,000,000 (without regard to any underwriting discount or commission).
(b)    Procedures and Priority of Underwritten Take-Down. In connection with the Underwritten Take-Down pursuant to Section 4(a):
(i)    upon delivering an Underwritten Demand Notice, the Purchaser shall promptly notify all holders of Registrable Securities not party to the Underwritten Demand Notice of the Underwritten Take-Down and, if requested within five business days of delivery of such notice, include the Registrable Securities of such other holders in the Underwritten Take-Down; and
(ii)    in the event that the underwriters of the Underwritten Take-Down advise the Purchaser in writing that it is their good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of such offering (including securities entitled to be included in the offering pursuant to incidental or other registration rights), then the underwriters may limit the number of Registrable Securities and other securities that would otherwise be included in such offering, and such number of Registrable Securities and such other securities shall be allocated as follows:

(A)    first, pro rata among the holders of Registrable Securities that have requested to participate in such underwritten offering on the basis of the percentage of the Registrable Securities requested to be included in such offering by such holders; and
(B)    second, the securities for which inclusion in such offering, as the case may be, was requested by the Company.
No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such offering.
(c)    Postponement of Offerings.  The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 60 days, an Underwritten Take-Down and/or Shelf Offering if the Company delivers to the Shareholder(s) proposing to participate in such Underwritten Take-Down or Shelf Offering, as applicable, a certificate certifying that such offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company, require the Company to make an Adverse Disclosure or render the Company unable to comply with requirements under the Securities Act or the Exchange Act (each, an “Allowed Delay”). The Shareholder(s) receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(o).
(d)    Use of Registration Statement. Each Shareholder agrees that, so long as it holds Registrable Securities and a Registration Statement is effective pursuant to Section 3(a), such Shareholder agrees to make any sale of Registrable Securities, whether or not such sale is an underwritten offering, pursuant to such Registration Statement and not by means of any exemption from registration under the Securities Act.
Section 5.    Restrictions on Public Sale by Holders of Registrable Securities.  Each holder of Registrable Securities agrees with all other holders of Registrable Securities and the Company in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 4 (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in such offering, or during a postponement of an offering pursuant to Section 4(c), not to effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Common Stock during the period commencing on the date of the Prospectus and continuing for not more than 90 days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made. In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 4, the Company shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Shareholders and holders of Registrable Securities agree to execute the form so negotiated; provided, that the form so negotiated is reasonably acceptable to the Shareholders and holders of Registrable Securities and consistent with the agreement set forth in this Section 5 and that, in the case of a Marketed Offering, the Company’s Named Executive Officers and directors shall also have executed such form of agreement so negotiated.
If any offering pursuant to this Agreement shall be in connection with: (i) a Marketed Offering (including with respect to the Underwritten Take-Down pursuant to Section 4(a) hereof), the Company will cause each of its Named Executive Officers and directors to sign a “lock-up” agreement consistent with that contemplated in the immediately preceding paragraph and/or (ii) an underwritten offering (including with respect to the Underwritten Take-Down pursuant to Section 4(a) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days after the date of the Prospectus for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.
Section 6.    Registration Procedures.  When the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3(a) or Section 4, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible to the extent applicable:
(a)    prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors;
(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;
(c)    notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);
(d)    use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;
(e)    if requested by the managing underwriters in connection with the Underwritten Take-Down, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(f)    furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Company may furnish or make available any such documents in electronic format;
(g)    deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such documents in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;
(h)    prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;

(i)    cooperate with, and direct the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry positions (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall, promptly after the effectiveness of the registration statement, cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement;
(j)    upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(k)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;
(l)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(m)    use its commercially reasonable efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange prior to the effectiveness of such Registration Statement;
(n)    in connection with the Underwritten Take-Down, enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the holders of a majority of the then outstanding Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;
(o)    in connection with a customary due diligence review relating to the Underwritten Take-Down, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case as reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use or, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a Registration Statement or Prospectus under this Agreement); and
(p)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.
The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities, including, but not limited to, updating any information contained in the Selling Shareholder Questionnaire, as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.
Each holder of Registrable Securities agrees, if such holder has Registrable Securities covered by such Registration Statement, that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Sections 6(c)(ii), 6(c)(iii), 6(c)(iv) or 6(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.
Section 7.    Registration Expenses.  All fees and expenses incurred by the Company and incident to the performance of or compliance with this Agreement by the Company (including (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, and (B) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits and/or “comfort letters” required by or incident to such performance and compliance), shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. All underwriters discounts and selling commissions and all underwriters legal expenses and stock transfer taxes, in each case, related to Registrable Securities registered in accordance with the Agreement, shall be borne by the Shareholders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered (provided that such stock transfer taxes shall be borne solely by the holders of Registrable Securities subject to such taxes).
Except as set forth above, the Company shall not be required pursuant to this Agreement to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter, (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 7.
Section 8.    Indemnification.
(a)    Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss or action as incurred; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities expressly for inclusion therein (it being understood that, with respect to each Shareholder, such information is limited to the information provided by the Shareholder in its most recent Selling Shareholder Questionnaire furnished to the Company, the “Selling Shareholder Information”). It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
(b)    Indemnification by Holder of Registrable Securities.  The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document incident to such registration, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document in reliance upon and in conformity with the Selling Shareholder Information furnished to the Company by such holder of Registrable Securities expressly for inclusion therein; provided, however, that the obligations of such holder under such undertaking shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.
(c)    Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder or under the undertaking contemplated by Section 8(b) (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been proximately and materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim or Proceeding or there may be legal defenses available to the Indemnified Party that may not be available to the Indemnifying Party or that may be in conflict with those available to the Indemnifying Party, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or as a result of an actual or potential conflict of interest with or having actual or potential differing defenses from those of the Indemnified Party cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).
(d)    Contribution.  If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
Section 9.    Rule 144.
(a)    The Company shall use commercially reasonable efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).
(b)    The foregoing provisions of this Section 9 are not intended to modify or otherwise affect any restrictions on transfers of securities contained in the Investment Agreement.
Section 10.    Underwritten Registrations.

(a)    In connection with the Underwritten Take-Down, the investment banker or investment bankers and managers shall be selected by the Purchaser, which selection shall be reasonably acceptable to the Company (and approval of the same not to be unreasonably withheld).
(b)    No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
Section 11.    Miscellaneous.
(a)    Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the then outstanding Registrable Securities being sold by such holders pursuant to such Registration Statement.
(b)    Notices.  All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):
If to the Company:
Care.com, Inc.
77 Fourth Avenue, Fifth Floor
Waltham, MA 02451
Attn: General Counsel
Fax: (781) 890-0193

with a copy to (which copy alone shall not constitute notice):

Latham & Watkins LLP
1000 Winter Street
Suite 3700
Waltham, MA 02451
Attn: John H. Chory
Fax: (781) 434-6601
If to any Shareholder, at such Shareholder’s address as set forth on the records of the Company, and in the case of notices given to the Purchaser, with a copy to (which copy alone shall not constitute notice): Wilmer Cutler Pickering Hale and Dorr LLP, 350 South Grand Avenue, Suite 2100, Los Angeles, California 90071, Attn: Christopher A. Rose, Fax: (213) 443-5400. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c)    Successors and Assigns; Shareholder Status.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders pursuant to the terms of the Investment Agreement; provided, however, that (x) the Company may not assign this Agreement (in whole or in part) without the prior written consent of the holders of a majority of the then outstanding Registrable Securities and (y) such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement. Except as provided in Section 8 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.
(d)    Counterparts.  This Agreement may be executed in two or more counterparts and delivered by facsimile, pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(e)    Headings; Construction.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.
(f)    Governing Law.  This Agreement shall be governed by and construed in accordance with, the laws of the State of New York.
(g)    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(h)    Entire Agreement.  This Agreement, the Investment Agreement and the Certificate of Designations are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, together with the Investment Agreement and the Certificate of Designations, supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(i)    Securities Held by the Company or its Subsidiaries.  Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable

Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.
(j)    Right to Conduct Activities. The Company hereby agrees and acknowledges that the Purchaser (together with its affiliates) (“Google Capital”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Google Capital shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Google Capital in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Google Capital to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Google Capital from liability associated with the unauthorized disclosure of the Company’s confidential information obtained in connection with its relationship with the Company, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
(k)    Use of Name. For so long as Google Capital continues to hold Convertible Preferred Stock or shares of Common Stock issuable upon the conversion of Convertible Preferred Stock, the Company, and its subsidiaries and any of their respective representatives shall not (i) use, other than in internal communications solely among the Company and its subsidiaries and their respective officers, directors, employees and legal and financial advisors, the name of Google Capital, Google Inc., Alphabet Inc. or any of their affiliates in any manner or format (including reference on or links to websites, press releases, etc.) without the prior written approval of Google Capital, or (ii) issue any statement or communication to any third party (other than to their legal, accounting and financial advisors, and other than to directors, officers, employees, members, partners and existing or potential investors or acquirers under a duty of confidentiality) regarding Google Capital’s investment in the Company, without the prior written approval of Google Capital; provided, however, that this provision shall not in any event impair rights granted to the Company, its subsidiaries or any of their respective representatives with respect to such matters pursuant to other agreements that they have entered into with affiliates of the Purchaser, and shall not restrict the ability of the Company to provide disclosures regarding the ownership of its capital stock as required by law or regulation.
(l)    Specific Performance; Further Assurances.  The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective commercially reasonable efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.
(m)    Term.  Other than with respect to this Section 11, this Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to hold Registrable Securities; provided, that, such Shareholder’s rights and obligations pursuant to Section 8, as well as the Company’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any registration statement in which any Registrable Securities of such Shareholders were included and, for the avoidance of doubt, any underwriter lock-up that a Shareholder has executed prior to a Shareholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.
(n)    Consent to Jurisdiction; Waiver of Jury Trial.  The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.
Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of Section 11(b).
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed as of the date first above written.

CARE.COM, INC.

By:	/s/ Sheila Lirio Marcelo
Name: Sheila Lirio Marcelo
Title: Founder, President, Chief Executive Officer and Director

GOOGLE CAPITAL 2016, L.P.

By:	Google Capital 2016 GP, L.L.C.
its General Partner

By:	/s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel and Secretary

[Signature Page to the Investor Rights Agreement]

EXHIBIT A

ADDENDUM AGREEMENT
This Addendum Agreement is made this ___ day of ____________, 20___, by and between _________________________________ (the “New Shareholder”) and [●] (the “Company”), pursuant to an Investor Rights Agreement dated as of [●] (the “Agreement”), by and among the Company and the Purchaser. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
W I T N E S S E T H:
WHEREAS, the Company sold certain shares of Convertible Preferred Stock pursuant to an Investment Agreement dated as of [●], 2016 (the “Investment Agreement”), by and among the Company and the Purchaser; and
WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and
WHEREAS, the New Shareholder has acquired Registrable Securities directly or indirectly from a Shareholder; and
WHEREAS, the Company and the Shareholders have required in the Agreement that all persons desiring registration rights under the Agreement must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto;
NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Shareholder acknowledges that it has received and read the Agreement and the Investment Agreement and that the New Shareholder agrees it shall (i) be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Shareholder thereunder and (ii) be bound by and comply with the transfer restrictions relating to the Convertible Preferred Stock and the Common Stock contained in Section 4.2 of the Investment Agreement.
______________________________
New Shareholder
Address:
________________________________
________________________________

Exhibit A- 1